                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: February 14, 2007
                        (Date of earliest event reported)

                             COLLEXIS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                    333-115444                    20-0987069

(State or other jurisdiction of   (Commission File No.)   (IRS Employer Identification No.)
         incorporation)

                           1201 Main Street, Suite 980
                               Columbia, SC 29201
                    (Address of Principal Executive Offices)

                                 (803) 727-1113
               (Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

                            Technology Holdings, Inc.

                       7311 W. Charleston Blvd., Suite 110
                             Las Vegas, Nevada 89117

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On February 14, 2007, Collexis Holdings, Inc., a Delaware corporation
("Collexis Delaware"), merged with and into Technology Holdings, Inc., a Nevada corporation (the "Company"), which continued to operate under its articles of incorporation but with a change of corporate name to "Collexis Holdings, Inc."
The effects of this transaction are described in Item 2.01, below.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      Pursuant to the terms of an Agreement and Plan of Merger dated February
13, 2007 (the "Merger Agreement") by and between the Company and Collexis
Delaware, Collexis Delaware merged with and into the Company (the "Merger"), such that the Company was the surviving corporation with a change of corporate name to Collexis Holdings, Inc. Immediately prior to the Merger, Collexis
Delaware had acquired through a share exchange approximately 99.5% of the outstanding capital stock of Collexis B.V. ("we" or "us" or "Collexis"), which, as a result of the Merger, became a wholly-owned subsidiary of the Company in exchange for 3,000 shares of the common stock, par value $.001 per share, of
Collexis Delaware. The description of the terms of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is annexed hereto as Exhibit 10.1 and incorporated herein by this reference.

      Merger Consideration; Sale of Stock. By virtue of the Merger, all outstanding shares of capital stock of Collexis Delaware were converted into the right to receive an aggregate of 46,182,370 shares of the common stock, par value $.001 per share (the "Common Stock"), of the Company. In addition, commitments by Collexis to issue shares of its common stock pursuant to outstanding options and warrants were converted pursuant to the Merger Agreement into options and warrants to purchase 19,356,120 shares of Common Stock on equivalent terms (including an adjustment in the exercise price to reflect the merger ratio). Concurrently with the closing of the Merger, the Company completed the sale of 2,836,358 shares of its Common Stock for $.75 per share.
Following the Merger, the Company had 59,818,728 outstanding shares of Common
Stock and commitments to issue an additional 19,356,120 shares of Common Stock pursuant to outstanding options and warrants.

      Change in Business Resulting from the Merger. Prior to the Merger, the
Company had no active business operations but was seeking to raise capital to enter the business of investing in mortgage loans. When those efforts proved unavailing, the Company sought other business opportunities. Following the
Merger, the Company intends to carry on Collexis's business. For more information regarding Collexis, see the section entitled, "INFORMATION REGARDING
COLLEXIS," below.

                                      - 2 -

                         INFORMATION REGARDING COLLEXIS

INTRODUCTION

      Collexis, based in Columbia, South Carolina, is a software development company. Our core technology is centered around our ability to develop software that enables discovery through identification, ordering and aggregation of ideas and concepts. Using public as well as proprietary thesauri of industry specific language, we can create "fingerprints" of texts, such as articles, web pages, books and internal and external databases, which can be used in turn to find the most relevant information to answer any question a researcher or business professional might have. Our initial focus is on five key markets - university and medical research, government, healthcare, biotechnology / pharmaceuticals and legal - each representing a software sales market with current opportunities in excess of $1 billion.

COLLEXIS

      Our company was founded in 1999 in the Netherlands. Our mission is to develop software that supports knowledge extraction and discovery across multiple industries and in multiple languages. Our technology, in addition to having customary data and information retrieval capabilities, is also able to discover relationships between elements of different information sources through clustering and aggregation.

      Our technology is based on the principle of fingerprinting. The system can create a fingerprint for any piece of text containing relevant information. This process makes use of a structure of professional terminology in a particular field, called a thesaurus, taxonomy or ontology. A thesaurus contains selected words, terms and concepts and their semantic relationships in a hierarchical structure also reflecting synonyms and homonyms.

Our system architecture has three tiers. The first tier, an applications layer, is configured according to customer specifications and made available only to authorized users via intranet or extranet for specialized database searches. A proprietary interface arranges for communications between the user and our technology, thus providing easy integration in existing environments. The second tier, our Collexis Engine, forms a core that executes commands that extract, match and relate pieces of text. Our third tier, a permanent storage layer, stores the location of all information used by the Collexis Engine for later retrieval. Actual source material, however, is not typically stored on our system.

                                      - 3 -

      Our business plan involves three related marketing strategies. With regard to large government and business users, we offer customized software search and mining applications on a licensed basis with additional service contracts and software development tools. In the United States we have been engaged by the
National Institutes of Health for work in connection with their analysis of grant applications. Similar arrangements have been worked out in Europe with the
World Health Organization, the Royal Dutch Academy of Arts and Science, the
University of Rotterdam, and many others. Our second strategy is a subscription service for our Collexis Engine or relevant 6.0 applications, in which we function as an application service provider. This approach provides little or no customization of the software. Access can be purchased by subscribers on a daily or annual basis, based on the number of users. In the area of life sciences, for example, our search engine can be used to search and mine patent literature, grant application, clinical trials, medical literature and other data bases. Our third approach is a hybrid of the two other methods, providing customers with some customizations from the basic search and mining technology, but still delivered primarily in an application software provider ("ASP") mode. Our German development partner, Syynx Solutions, builds these customized applications for specific clients, particularly in the healthcare, life sciences and legal areas.
We have a 2-year option to acquire Syynx Solutions for (euro)5 million, which expires on October 9, 2008.

Within the commercial marketplace, Collexis is moving from a traditional license and maintenance software company to a subscription based application provider.
Working with internal and external development resources, Collexis believes that future growth and increased margins will be aided by recurring subscription application solutions. These solutions can be sold on annual per-user or enterprise access levels to the marketplace.

The first instances of these applications, developed in concert with Syynx
Solutions, has been introduced to the U.S. marketplace in the fourth quarter of
2006. Initial reaction has been very positive with end-of-year agreements in university research with Johns Hopkins University and the University of South
Carolina and in the legal profession with firms like Nelson Mullins Riley &
Scarborough, Sutherland Asbill & Brennan, and Harpootlian Law.

To enhance this recurring subscription-based sales model, Collexis is increasing incentives for subscription sales and actively urging their U.S. client organizations to focus on these solutions. Management of Collexis expects to increase the subscription portion of the revenue blend and product portfolio each year for the foreseeable future.

TECHNOLOGY AND INTELLECTUAL PROPERTY

We have recently filed a provisional patent application in the United States on multiple improvements we have made during the version 6.0 release of the
Collexis Engine. We have plans to file this application internationally.
Collexis believes these enhancements substantially strengthen our ability to protect our technology, particularly as it relates to our Collexis Engine 6.0.
We have also reviewed the existing patent environment to gain significant comfort that we have the ability to conduct our business without infringing on the intellectual property rights of others.

                                      - 4 -

We have received a patent in the Netherlands on a portion of our technology and have identified other portions that can be protected by a combination of patent, copyright, trademark and other methods, primarily trade secret and confidentiality agreements. The patent we have (No. 101151) runs through May 9,
2020 and covers a method, including an apparatus and software, for generating knowledge profiles from textual information in at least one structured datafile, resulting in a list containing a cluster of related concepts that can be used interactively to find other datafiles containing similar clusters.

MARKET AND COMPETITION

      The market for our knowledge discovery products is estimated to be at $1 billion in each of the product areas we intend to serve initially and to reach
$50 billion in the aggregate by 2010. It is also a highly competitive market, served by many companies with significantly greater capital resources than those available to us.

EMPLOYEES

      As of February 1, 2007, we have 28 employees, of whom 24 are full-time.

PROPERTIES

      We lease our headquarters offices in Columbia, South Carolina, consisting of approximately 2,352 square feet, for approximately $3,823.63 per month increasing to approximately $4,800 per month, including some additional expense, commencing April 2007. This lease expires on September 30, 2009. We also lease approximately 4,467 square feet of space in Geldermalsen, the Netherlands for
(euro)3,762 (approximately $4,890.60 at current exchange rates) per month. This lease expires on June 1, 2011. We believe these leases should provide sufficient space for our software development and marketing and administrative functions during their remaining terms.

LITIGATION

      The are no legal proceedings pending or, to our knowledge, threatened against us.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

      The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto appearing as exhibits to this Current Report on Form 8-K.

OVERVIEW

REVENUE RECOGNITION

      The Company recognizes revenue in accordance with Statement of Position
97-2, "Software Revenue Recognition" ("SOP 97-2"), and Statement of Position
98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to
Certain Transactions." Revenue from non-cancelable software licenses is recognized when the license

                                      - 5 -

agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable. The Company recognizes license revenue from resellers when an end user has placed an order with the reseller and the above revenue recognition criteria have been met with respect to the reseller. In multiple element arrangements, the Company defers the vendor-specific objective evidence of fair value ("VSOE") related to the undelivered elements and recognizes revenue on the delivered elements using the percentage-of-completion method.

      The most commonly deferred elements are initial maintenance and consulting services. Initial maintenance is recognized on a straight-line basis over the initial maintenance term. The VSOE of maintenance is determined by using a consistent percentage of maintenance fee to license fee based on renewal rates.
Maintenance fees in subsequent years are recognized on a straight-line basis over the life of the applicable agreement. Maintenance contracts entitle the customer to hot-line support and all unspecified product upgrades released during the term of the maintenance contract. Upgrades include any and all unspecified patches or releases related to a licensed software product.
Maintenance does not include implementation services to install these upgrades.
The VSOE of services is determined by using an average consulting rate per hour for consulting services sold separately multiplied by the estimate of hours required to complete the consulting engagement.

      Delivery of software generally occurs when the product (on CDs) is delivered to a common carrier. Occasionally, delivery occurs through electronic means where the software is made available through our secure FTP (File Transfer
Protocol) site. The Company does not offer any customers or resellers a right of return.

      For software license, services and maintenance revenue, the Company assesses whether the fee is fixed and determinable and whether or not collection is probable. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, the fee is considered not fixed and determinable. In these cases, the Company recognizes revenue as the fees become due.

      The Company assesses assuredness of collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. Collateral is not requested from customers.
If it is determined that collection of a fee is not probable, the fee is deferred and revenue is recognized at the time collection becomes probable, which is generally upon receipt of cash.

      The Company's arrangements do not generally include acceptance clauses.
However, if an arrangement includes an acceptance provision, acceptance occurs upon the earliest of receipt of a written customer acceptance or expiration of the acceptance period.

      The majority of our training and consulting services are billed based on hourly rates. The Company generally recognizes revenue as these services are performed. However, when there is an arrangement that is based on a fixed fee or requires significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests, the Company recognizes the related revenue using the percentage of

                                      - 6 -

completion method of accounting. This would apply to our custom programming services, which are generally contracted on a fixed fee basis. Anticipated losses, if any, are charged to operations in the period such losses are determined to be probable.

      Revenues from transaction fees associated with subscription arrangements, billable on a per transaction basis and included in services revenue on the
Consolidated Statements of Operations, are recognized based on the actual number of transactions processed during the period.

      In accordance with EITF Issue No. 01-14, "Income Statement
Characterization of Reimbursement Received for 'Out of Pocket' Expenses
Incurred," reimbursements received for out-of-pocket expenses incurred are classified as services revenue in the Consolidated Statements of Operations.

GENERAL AND ADMINISTRATIVE EXPENSES

      Our general and administrative expenses consist primarily of personnel related costs, legal costs, including intellectual property, investor relations, accounting and auditing costs and other professional and administrative costs.

DEVELOPMENT COSTS

      The Company's policy is to charge the costs of software development to year in which these costs occurred. The Company establishes technological feasibility upon completion of their existing Engine. Generally, costs related to projects that reach technological feasibility upon completion of a working model are not capitalized as the time period between establishment of the working model and general availability is of short duration. The nature of the
Company's current development for software products is generally such that we can measure technological feasibility most effectively using the working model method where the time between establishment of a working model and general availability is of short duration, which results in no costs that qualify for capitalization.

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

      In accordance with Statement of Financial Accounting Standards ("SFAS")
No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the
Company monitors events or changes in circumstances that may indicate carrying amounts of its long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of its assets by determining whether the carrying amount of its assets will be recovered through undiscounted, expected future cash flows. Should the Company determine that the carrying values of specific long-lived assets are not recoverable, the Company would record a charge to operations to reduce the carrying value of such assets to their fair values. The Company considers various valuation factors, principally discounted cash flows, to assess the fair values of long-lived assets.

                                      - 7 -

ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The Company evaluates the collectibility of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer's ability to meet its financial obligations, the Company records a specific allowance against amounts due, and thereby reduces the net receivable to the amount management believes is probable of collection. For all other customers, the Company recognizes allowances for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and historical experience.

      INCOME TAXES

      Income taxes are accounted for under the asset and liability method. The asset and liability method requires that deferred tax assets be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of such assets will not be realized.
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

RESULTS OF OPERATION

      We have yet to establish a history of profitable operations. We have incurred operating losses of approximately $728,000 and $419,000 for the years ended December 31, 2005 and December 31, 2004, respectively.

      For the nine months ended September 30, 2006 and September 30, 2005, we have incurred operating losses of approximately $1,891,000 and $242,000, respectively. As a result, at September 30, 2006, we have an accumulated deficit of $ 5,988,000. Our profitability will require the marketing of our software. No assurance can be given when this will occur or that we will ever be profitable.

FISCAL YEARS ENDED DECEMBER 31, 2005 AND DECEMBER 31, 2004

      In 2005 revenues increased to approximately $1,369,000 compared to approximately $698,000 in 2004. The increase is mainly realized in services.
Third party expenses also increased to approximately $661,000 in 2005 compared to approximately $480,000 in 2004. These expenses relate to third party services, licenses and commissions.

      The general and administrative expenses increased to approximately
$1,601,000 in 2005 compared to approximately $1,499,000 in 2004.

                                      - 8 -

NINE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005

      For the nine months ended September 30, 2006 and 2005, revenues amounted to approximately $1,142,000 and $1,205,000 respectively. Service fees have decreased while maintenance revenues have increased over these periods.

     The general and administrative expenses increased to approximately
$2,538,000 in 2006 compared to approximately $1,048,000 in 2005 because in 2006 activities in the United States commenced and the organization of Collexis Inc.
was built up and staff had to be recruited. The gross profit of Collexis Inc.
during the first nine months was minimal, while approximately the following costs and expenses occurred: payroll $404,000; payroll taxes $28,000; legal fees
$71,000; travel expense $89,000; advertising $25,000; accounting and administration $29,000; consulting $45,000 and insurance $21,000. In the
Netherlands costs also increased, mainly due to an approximate increase in staff expense of $319,000 and in general and administrative expenses including auditing and legal of $196,000.

     The deferred tax asset is calculated based on the losses in the Netherlands using the applicable Dutch tax rates. Income tax rates in effect during the past four years were:

- 2004 34.5%
- 2005 31.5%
- 2006 29.6%
- 2007 25.5%

     The deferred tax asset has been adjusted annually due to the decrease in income tax rate. The adjustment is included in income tax expense in the statements of operations.

LIQUIDITY AND CAPITAL RESOURCES

      Cash equivalents are stated at cost, which approximates market, and consist of short-term, highly liquid investments with original maturities of less than three months. At December 31, 2005 and 2004 there was no restricted cash.

      Cash and cash equivalents as at December 31, 2005 amounted to approximately $443,000 compared to approximately $881,000 at December 31, 2004.
For a detailed analysis we refer to the consolidated statement of cash flows as included in the financial statements for 2005. At September 30, 2006 cash and cash equivalents amounted to approximately $1,615,000 compared to approximately
$381,000 at September 30, 2005

      Related to the accumulated losses, a deferred tax asset is included in the consolidated balance sheet. At December 31, 2005, the deferred tax asset amounted to approximately $1,794,000 compared to approximately $1,432,000 at
December 31, 2004.

OFF BALANCE SHEET ARRANGEMENTS

      We do not currently have, nor have we ever had, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships.

      The Company leases office space and equipment under non-cancelable operating leases. Rent expense charged to operations in the accompanying consolidated statements of operations for office space, vehicles and equipment under operating leases was $ 148,588 and $ 144,344 for the years ended December
31, 2005 and 2004 respectively.

      The Company is obligated under two operating lease of real property. The first lease was for the period June 1, 2001 to May 31, 2004 and it included two extensions, the first for two years to May 31, 2006 and the second for 5 years to May 31, 2011, both of which were exercised. This lease contains annual escalations based on the consumer price index of the Netherlands. The second lease is for additional space for a period of one year from January 1 to

                                      - 9 -

December 31, 2007.

RECENT ACCOUNTING PRONOUNCEMENTS

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs-an amendment of ARB No. 43, Chapter 4", which is the result of the FASB's project to reduce differences between U.S. and international accounting standards. SFAS
No. 151 requires idle facility costs, abnormal freight, handling costs, and amounts of wasted materials (spoilage) be treated as current-period costs. Under this concept, if the costs associated with the actual level of spoilage or production defects are greater than the costs associated with the range of normal spoilage or defects, the difference would be charged to current-period expense, not included in inventory costs. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 will not have a material impact on our financial statements.

      In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary
Assets , an amendment of APB No. 29 , Accounting for Nonmonetary Transactions .
SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June
15, 2005. The adoption of FASB No. 153 will not have a material impact on our financial statements.

      In December 2004, the FASB issued SFAS No. 123(R), "Accounting for
Stock-Based Compensation". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.
SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins after
December 15, 2005. The adoption of FASB No. 123(R), will not have a material impact on our financial statements.

CAUTIONARY STATEMENTS

Cautionary Statement:

      Except for the historical information presented in this document, including financial information for the two fiscal years ended December 31, 2005 and December 31, 2004, respectively, and the nine months ended September 30,
2006 and September 30, 2005, this Current Report on Form 8-K, including the item entitled "Management's Discussion and Analysis of Financial Condition and
Results of Operations," and documents and information incorporated by reference into this Current Report on Form 8-K contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995).
These statements are identified by the use of forward-looking terminology such as "believes",

                                     - 10 -

"plans", "intend", "scheduled", "potential", "continue", "estimates", "hopes",
"goal", "objective", expects", "may", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.

      We caution you that no statements contained in this Current Report on Form
8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K . The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. We urge you to carefully review and consider the various disclosures made by us in this
Form 8-K that attempt to advise interested parties of the risks and factors that may affect our business and the market for our stock.

      An investment in the Common Stock involves substantial risks and uncertainties and our actual results and future trends may differ materially from our past performance due to a variety of factors, including, without limitation, the risk factors identified below. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition would suffer. In that event, the trading price of the Common Stock could decline, and our stockholders may lose part or all of their investment in the Common Stock.

WE ARE AT AN EARLY STAGE OF DEVELOPMENT.

      We are an early stage company. We have not yet developed any substantial market for our primary products.

WE HAVE HAD A HISTORY OF OPERATING LOSSES AND WILL LIKELY INCUR FUTURE LOSSES;
IF OUR LOSSES CONTINUE AND WE ARE UNABLE TO ACHIEVE PROFITABILITY, OUR STOCK
PRICE WILL LIKELY SUFFER.

      We have operated at a loss since our inception. For the fiscal years ended
December 31, 2005 and 2004 our net losses were approximately $728,000 and
$419,000, respectively. These losses include expenditures associated with selling software products, further developing software products during these years and developing our Collexis Engine 6.0 offering. We expect that our losses will continue for the foreseeable future as we continue to invest in Collexis
Engine enhancements and other programs and, accordingly, we cannot assure you that we will be able to achieve or maintain profitability in the future. Our failure to achieve and sustain our profitability will negatively impact the market price of the Common Stock.

OUR ABILITY TO ACHIEVE PROFITABILITY IS HIGHLY DEPENDENT ON OUR COLLEXIS ENGINE
6.0 OFFERING AND IF IT FAILS TO ACHIEVE MARKET ACCEPTANCE WE WILL BE UNABLE TO
GROW OUR BUSINESS AND ACHIEVE PROFITABILITY.

                                     - 11 -

      We have expended significant financial resources, as well as management attention, on Collexis Engine 6.0 and expect that our expenditures on it will continue to be significant. We believe that our future profitability will depend on our ability to successfully market, and achieve market acceptance for this offering. The degree of market acceptance of Collexis Engine 6.0 will depend upon a number of factors, including:

      o     the advantages of Collexis Engine 6.0 over competing products;

      o     our ability to innovate and develop new features for Collexis Engine
            6.0;

      o     customer needs for search products; knowledge discovery

      o     the price and cost-effectiveness of Collexis Engine 6.0

      o     the strength of sales, marketing and distribution support.

We are aware of a significant number of competing well-established search products offered by companies with significantly greater financial and marketing resources than us. Even if Collexis Engine 6.0 achieves market acceptance, we may not be able to maintain that market acceptance over time if competing products are introduced that are viewed as more effective or are more favorably received than Collexis Engine 6.0. If Collexis Engine 6.0 does not achieve and maintain market acceptance, we will not be able to generate sufficient revenue to attain profitability.

WHILE WE BELIEVE WE WILL HAVE SUFFICIENT FUNDS FOR OUR OPERATIONS FOR AT LEAST
THE NEXT TWELVE MONTHS, IT IS POSSIBLE THAT WE WILL NEED ADDITIONAL CAPITAL
DURING OR AFTER THAT TIME. WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE, AND IT
MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS, OR AT ALL, AND IF WE DO NOT RECEIVE
ANY NECESSARY ADDITIONAL CAPITAL, IT COULD HARM OUR FINANCIAL CONDITION AND
FUTURE PROSPECTS.

      As of February 14, 2007, our balances of cash, cash equivalents and short-term investments were approximately $2,127,000. We believe our current balance of cash, cash equivalents and short-term investments, combined with any funds generated from our operations will be sufficient to meet our working capital and capital expenditure requirements for at least the next twelve months based upon our estimates of funds required to operate our business during such period. However, during or after that time, we may need to raise additional funds for the following purposes:

      o     to fund our operations, including sales, marketing and research and development programs including the Collexis Engine 6.0 offering;

      o     to fund any growth we may experience;

      o     to enhance and/or expand the range of products and services we offer;

      o     to increase our promotional and marketing activities; or

      o     to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition and international expansion activities.

                                     - 12 -

We cannot reassure our investors that if we need additional capital it will be available, and if so, on terms beneficial to us. Historically, we have obtained external financing primarily from sales of our common stock. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. If we are unable to obtain additional capital, we may then attempt to preserve our available resources by various methods including deferring the creation or satisfaction of commitments, reducing expenditures on our research and development programs or otherwise scaling back our operations. If we were unable to raise such additional capital or defer certain costs as described above, that inability would have an adverse effect on our financial position, results of operations and prospects.

WE HAVE LIMITED MARKETING EXPERIENCE AND CAPACITY.

      Although we believe that the market for our products constitutes a small and manageable number of parties, currently we have minimal sales and marketing employees. To the extent that we determine not to, or are unable to, enter into collaborative agreements or to arrange for third party distribution of our potential products, significant additional resources may be required to develop a marketing and sales force. Should we elect to license or sell products to distributors, a significant portion of the profits from such products may be realized by such licensees or distributors, rather than by us.

WE ARE IN AN EXTREMELY COMPETITIVE MARKET, AND IF WE FAIL TO COMPETE EFFECTIVELY
OR RESPOND TO RAPID TECHNOLOGICAL CHANGE, OUR REVENUES AND MARKET SHARE WILL BE
ADVERSELY AFFECTED.

      Our business environment and the search and software industries in general are characterized by intense competition, rapid technological changes, changes in customer requirements and emerging new market segments. Our competitors include many companies that are larger and more established and have substantially more resources than us. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of the markets which we serve. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

      In order for our strategy to succeed and to remain competitive, we must leverage our core technology to develop new product offerings, update existing features and add new components to our current products such as support for new data types and taxonomies for specific vertical markets. These development efforts are expensive, and we plan to fund these developments with our existing capital resources, and other sources, such as equity issuances and borrowings, which may be available to us. If these developments do not generate substantial revenues, or we are unable to access other sources of capital on acceptable terms, our business and results of operations will be adversely affected. We cannot assure you that we will successfully develop

                                     - 13 -

any new products, complete them on a timely basis or at all, achieve market acceptance or generate significant revenues with them.

WE DESIGN OUR PRODUCTS TO WORK WITH CERTAIN SYSTEMS AND CHANGES TO THESE SYSTEMS
MAY RENDER OUR PRODUCTS INCOMPATIBLE WITH THESE SYSTEMS, AND WE MAY BE UNABLE TO
SELL OUR PRODUCTS.

      Our ability to sell our products depends on the compatibility of our products with other software and hardware products. These products may change or new products may appear that are incompatible with our products. If we fail to adapt our products to remain compatible with other vendors' software and hardware products or fail to adapt our products as quickly as our competitors, we may be unable to sell our products.

OUR SOFTWARE PRODUCTS ARE COMPLEX AND MAY CONTAIN ERRORS THAT COULD DAMAGE OUR
REPUTATION AND DECREASE SALES.

      Our complex software products may contain errors that people may detect at any point in the products' life cycles. We cannot assure you that, despite our testing and quality assurance efforts and similar efforts by current and potential customers, errors will not be found. The discovery of an error may result in loss of or delay in market acceptance and sales.

BECAUSE OF THE TECHNICAL NATURE OF OUR BUSINESS, OUR INTELLECTUAL PROPERTY IS
EXTREMELY IMPORTANT TO OUR BUSINESS, AND ADVERSE CHANGES TO OUR INTELLECTUAL
PROPERTY COULD HARM OUR COMPETITIVE POSITION.

      We believe that our success depends, in part, on our ability to protect our proprietary rights and technology. Historically, we have relied on a combination of copyright, patents, trademark and trade secret laws, employee confidentiality and invention assignment agreements, distribution and OEM software protection agreements and other methods to safeguard our technology and software products. Risks associated with our intellectual property, include the following:

      o     pending patent applications may not be issued;

      o     intellectual property laws may not protect our intellectual property rights;

      o     third parties may challenge, invalidate, or circumvent any patent issued to us;

      o     rights granted under patents issued to us may not provide
            competitive advantages to us;

      o     unauthorized parties may attempt to obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights;

      o     others may independently develop similar technology or design around any patents issued to us; and

      o     effective protection of intellectual property rights may be limited or unavailable in some foreign countries in which we operate.

                                     - 14 -

WE MAY IN THE FUTURE BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS, WHICH
ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR
ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

      Because of the technical nature of our business, our intellectual property is extremely important to our business, and adverse changes to our intellectual property could harm our competitive position.

      We believe that our success depends, in part, on our ability to protect our proprietary rights and technology. Historically, we have relied on a combination of copyright, patents, trademark and trade secret laws, employee confidentiality and invention assignment agreements, distribution and OEM software protection agreements and other methods to safeguard our technology and software products. Risks associated with our intellectual property, include the following:

pending patent applications may not be issued; intellectual property laws may not protect our intellectual property rights; third parties may challenge, invalidate, or circumvent any patent issued to us; rights granted under patents issued to us may not provide competitive advantages to us; unauthorized parties may attempt to obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights; others may independently develop similar technology or design around any patents issued to us; and effective protection of intellectual property rights may be limited or unavailable in some foreign countries in which we operate.

We may in the future be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future.

      Companies in the software and technology industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. We face the possibility of intellectual property rights claims against us. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management resources and attention.

      With respect to any intellectual property rights claim, we may have to pay damages or stop using technology if it is ultimately found by a court to be in violation of a third party's rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our operating results.

                                     - 15 -

WE ARE DEPENDENT ON KEY PERSONNEL.

      Our ability to develop our business depends upon our attracting and retaining qualified management, marketing and technical personnel, including consultants. As the number of qualified technical personnel, including software developers, is limited and competition for such personnel is intense, there can be no assurance that we will be able to attract or retain such persons. The loss of key personnel or the failure to recruit additional key personnel could significantly impede attainment of our objectives and have a material adverse affect on our financial condition and results of operations.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE THE GROWTH OF OUR STAFF.

      Our business plan calls for increasing our staffing levels in the future.
Our ability to execute our strategies will depend in part upon our ability to integrate such new employees into our operations and fund such added costs. Our planned activities will require the addition of new personnel, including management, marketing and technical personnel, and the development of additional expertise by existing personnel. The inability to acquire such services or to develop such expertise could have a material adverse impact on our operations.

THERE IS NO MARKET FOR THE COMMON STOCK.

      As a result of the absence of any listing on the National Association of
Securities Dealers Automated Quotation system ("Nasdaq"), a national securities exchange or the OTC Bulletin Board, the trading market for the Common Stock is currently limited to trading in the "pink sheets." We are applying to the OTC
Bulletin Board for listing of the Common Stock, but if we fail to achieve such listing, or if the Common Stock were listed and then subsequently delisted from the OTC Bulletin Board, its trading market would be limited to the "pink sheets." So long as the Common Stock is not listed on Nasdaq or any exchange and the bid price for the Common Stock remains below $5.00 per share, the Common
Stock will be subject to additional federal and state regulatory requirements.
Among other things, broker-dealers will be required to satisfy special sales practice requirements, including making individualized written suitability determinations and receiving any purchaser's consent prior to any transaction in the Common Stock. Also, the Company's securities are considered "penny stocks,"
which requires additional disclosures in connection with trades in such securities, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such restricted market and additional regulatory requirements limit the liquidity of the Company's securities, as well as adversely affect the ability of the Company to raise additional financing through issuances of its securities.

                                     - 16 -

ADDITIONAL OFFERINGS OF SECURITIES BY THE COMPANY MAY BE DILUTIVE TO CURRENT
SHAREHOLDER INTERESTS AND MAY NOT BE AVAILABLE ON FAVORABLE TERMS.

      The Company may have to engage in subsequent offerings to raise additional capital at available prices, which may be substantially dilutive to the holdings of shareholders following the Merger. There can be no assurances, in any event, that the Company will be able to raise sufficient funds to continue its operations or pursue its business objectives. In addition, any disruption in the availability of funds may jeopardize relationships with customers, suppliers and personnel and adversely affect the Company's ability to achieve its business objectives.

THERE MAY BE ISSUANCES OF SHARES OF PREFERRED STOCK IN THE FUTURE THAT COULD
HAVE SUPERIOR RIGHTS TO OUR COMMON STOCK.

      We have provisions authorizing "blank check" preferred stock and we are therefore authorized to issue shares of preferred stock. Accordingly, our board of directors has the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders and the right to the redemption of such shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, the rights of the holders of the common stock could be impaired thereby, including without limitation, with respect to liquidation.

VOLATILITY OF STOCK PRICE.

      The securities of software companies have experienced significant price and volume fluctuations, which have often been unrelated to the companies'
operating performance. Announcements of technological innovations for new commercial products by us or our competitors, developments concerning proprietary rights or general conditions in the information technology and software industries may have a significant effect on our business and on the market price of the Common Stock. Sales of shares of Common Stock by existing security holders could also have an adverse effect on the market price of the
Company's securities, given the limited trading of its securities.

CONTROL BY INSIDERS; CONFLICTS OF INTEREST.

      The present officers, directors and shareholders of Collexis own a majority of the voting power of the outstanding Common Stock. Therefore, they can, and for the foreseeable future will be able to, elect the entire Board of
Directors of the Company and to govern its affairs, including whether it enters into any mergers, consolidations, asset sales or acquisitions and other extraordinary transactions. Certain persons who will be directors of the Company following the Merger have interests in other companies in the biotechnology industry and, while they are not aware of any such situations currently, could be presented with circumstances in which the interests of such other companies may be contrary to the interests of the Company following the Merger.

                                     - 17 -

POSSIBILITY OF IMPEDIMENT TO LISTING OF COMMON STOCK

      After giving effect to the Merger and the other transactions described in this Current Report on Form 8-K, Margie Chassman beneficially owns approximately
31,648,910 shares of Common Stock, or approximately 52.4% of the issued and outstanding Common Stock. Ms. Chassman is the wife of David Blech, who disclaims beneficial ownership of such securities. See "Certain Transactions and
Relationships." Notwithstanding such disclaimer, Mr. Blech may be deemed to own or control a sufficient number of shares of Common Stock to assert effective control over our business and affairs, including but not limited to having sufficient voting power to control the election of the Board of Directors and, in general, to substantially determine the outcome of any corporate transaction or other matters submitted to the stockholders of the Company for approval, including mergers, consolidations or the sale of substantially all of the
Company's assets or preventing or causing a change in the control of the
Company. In addition to Mr. Blech's potential ability to control the affairs of the Company, that potential control may deter other potential financing sources from making an investment in the Company.

      Mr. Blech has provided significant consulting services to us.
Specifically, he has assisted in arranging the merger and has arranged for third parties to invest the majority of the funds that we have raised to date. Mr.
Blech received no compensation for these services.

      In May 1998, David Blech pled guilty to two counts of criminal securities fraud, and, in September 1999, he was sentenced by the U.S. District Court for the Southern District of New York to five years' probation. Mr. Blech also settled administrative charges by the Securities and Exchange Commission in
December 2000 arising out of the collapse in 1994 of D. Blech & Co., a broker-dealer of which Mr. Blech was President and sole stockholder. Such settlement prohibits Mr. Blech from engaging in future violations of the federal securities laws and from association with any broker-dealer. In addition, the
District Business Conduct Committee for District No.10 of NASD Regulation, Inc.
reached a decision, dated December 3, 1996, in a matter styled District Business
Conduct Committee for District No. 10 v. David Blech, regarding the alleged failure of Mr. Blech to respond to requests by the staff of the National
Association of Securities Dealers, Inc. ("NASD") for documents and information in connection with seven customer complaints against various registered representatives of D. Blech & Co. The decision found that Mr. Blech failed to respond to such requests in violation of NASD rules and that Mr. Blech should, therefore, be censured, fined $20,000 and barred from associating with any member firm in any capacity. Furthermore, Mr. Blech was discharged in bankruptcy in the United States Bankruptcy Court for the Southern District of New York in
March 2000.

      In the event the Company seeks to list its shares on a securities exchange or on Nasdaq, whether or not in connection with a public offering of the
Company's securities, Nasdaq or the exchange(s) to which a listing application is made may refuse to grant such listing or may require as a condition thereof that David Blech and persons associated with him dissociate themselves from the
Company. As a result, the Company may be precluded from having its securities listed on any exchange or Nasdaq. Further, trading in the Company's securities may be restricted to the OTC Bulletin Board, which is a less liquid market than the established exchanges and Nasdaq.

                                     - 18 -

                            DESCRIPTION OF SECURITIES

      The Company is authorized to issue 277,713,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). As of February 14, 2007, there were
59,818,728 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

      The holders of Common Stock are entitled to one vote per share. The
Company's articles of incorporation do not provide for cumulative voting. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of legally available funds. However, the current policy of the Board is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets which are legally available for distribution. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

      We are authorized to issue 10,000,000 shares of "blank check" preferred stock, par value $0.001 per share, none of which is currently designated, issued or outstanding. Our board is vested with the authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series.

                     RECENT SALES OF UNREGISTERED SECURITIES

      In connection with the completion of the Merger on Febuary 14, 2007, the
Company issued 46,182,370 shares of Common Stock in exchange for the common stock of Collexis Delaware. This includes 3,284,090 shares of Common Stock issued in exchange for shares of our common shares that had been sold in a private placement in October 2006 for the post-Merger equivalent of $.75 per share of Common Stock. On the same date the Company completed the private sale of 2,836,358 shares of its Common Stock for $.75 per share.

           MARKET FOR THE COMMON STOCK AND RELATED STOCKHOLDER MATTERS

      The Common Stock is quoted only by the Pink Sheets LLC. To the best of our knowledge, to date there has been no trading in the Common Stock. Based upon information furnished by our transfer agent, as of February 1, 2007, the Company had 27 holders of record of the Common Stock.

                                     - 19 -

                       WHERE YOU CAN FIND MORE INFORMATION

      The Company files annual, quarterly and current reports, and other information with the Securities and Exchange Commission (the "SEC"). These
filings, which provide comparable information concerning the Company without giving effect to the Merger, are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy any document the Company files at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.
20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

      The issuances described in Item 2.01 were made by the Company in reliance upon the exemptions from registration provided under Section 4(2) of the
Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.
The information in such Item is incorporated herein by this reference.

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT

      As described in Item 2.01 above, a change in control of the Company occurred as a result of the Merger. In connection with the Merger, stockholders of Collexis Delaware have exchanged their shares of common stock of Collexis
Delaware for Common Stock. Accordingly, immediately following the Merger, stockholders of Collexis Delaware own a majority of the voting power of the outstanding shares of the Company's Common Stock. The information provided in
Item 2.01 is incorporated herein by reference.

      The following table sets forth beneficial ownership of Common Stock as of
February 14 , 2007 by: (i) each person who will be a director or executive officer of the Company (including options, warrants or other rights exercisable within 60 days); (ii) all such officers and executive officers, as a group, and
(iii) all persons known by the Company to own more than 5% of the Company's
Common Stock. The address of each beneficial owner other than Ms. Chassman is
c/o the Company, 1201 Main Street, Suite 980, Columbia, SC 29201.

                                     - 20 -

Name                        Number of Shares                 Percentage
----                        ----------------                 ----------

Peter van Praag                    5,212,487(1)                     8.7%
William D. Kirkland                  973,333(2)                     1.6
Stephen A. Leicht                    358,333(3)                      .6
Henk Buurman                       2,281,867(4)                     3.8
Bob Schijvenaars                          --                         --
Edwin Adriaansen                          --                         --
Mark Germain                              --(5)                      --
Margie Chassman                   31,648,910(6)                    52.4
All Directors and
 Executive Officers
 as a Group (7 Persons)            8,826,020(7)                    14.2

*     Less than 0.1%

______________________

(1) Includes 416,667 shares of Common Stock issuable upon exercise of vested options.

(2) Includes 973,333 shares of Common Stock issuable upon exercise of vested options.

(3) Includes 358,333 shares of Common Stock issuable upon exercise of vested options.

(4) Includes 416,667 shares of Common Stock issuable upon exercise of vested options.

(5) Excludes 2,479,360 shares of Common Stock owned by Margery Germain, Mr.
Germain's spouse, as to which he disclaims beneficial ownership.

(6) Includes 516,120 shares of Common Stock issuable upon exercise of vested options.

(7) Includes 2,165,001 shares of Common Stock issuable upon exercise of vested options.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

      The Company has agreed to enter into a consulting agreement with Mark
Germain, a Director of the Company, to formalize his existing consulting arrangement with the Company providing for monthly compensation of $10,000, which compensation commenced on October 1, 2005.

      Collexis has a consulting agreement with JeGeCla BV, an entity controlled by Glenn Nijbroek, a member of the Board Director of Collexis, providing for monthly compensation of (euro)2,500 (approximately $2,950 at current exchange rates) which commenced on October 1, 2005.

      Collexis had consulting agreements with Van Praag Informatisering BV and
VDB Pacific BV, entities controlled by Peter van Praag and Henk Buurman, respectively, pursuant to which the entities provided management services to
Collexis for (euro)17,500 per month each (approximately $22,750 each per month at the current exchange rate), with a right to receive a bonus of up to
(euro)10,000 (approximately $13,000) per month each to the extent available out of 25% of the net income of Collexis, measured annually. These agreements were terminated effective upon completion of the Merger at which time employment agreements were signed with a monthly salary of (euro)15,000 for each of Mr. van
Praag and Mr. Buurman. Mr. Van Praag

                                     - 21 -

and Mr. Buurman will each be eligible to receive an additional yearly bonus related to business performance and subject to Board approval.

      During the period from December 2005 to August 2006, Margie Chassman purchased 1,978,048 shares of common stock of Collexis from Collexis for
$2,500,000; 309,054 shares of the common stock of Collexis from Henk Buurman, a vice president and director of Collexis, and Glenn Nijbroek, a director of
Collexis; an additional 66,666 shares of common stock of Collexis from Collexis for $500,000; and 483,969 shares of the common stock of Collexis from Elsevier
B.V., whose chairman was a director of Collexis, for $2,500,000. Ms. Chassman gave a proxy with respect to the voting of a majority of these shares to Mr. van
Praag. These rights terminated concurrently with the completion of the Merger.
Upon the completion of the Merger, Ms. Chassman's shares, including the shares listed above, were converted into 31,132,790 shares of Common Stock. Ms.
Chassman has agreed in principle to sell a portion of these shares to Mark
Germain or Margery Germain, but the amount to be sold and the price therefor have not been determined.

      Information concerning the employment arrangements of William Kirkland,
Peter van Praag, Henk Buurman and Stephen Leicht is set forth in Item 5.02 and incorporated herein by this reference.

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

      In connection with the Merger, Sam Medley resigned as a Director Chief
Executive Officer of the Company.

      The following table sets forth information regarding the new members of the Company's Board of Directors and its executive officers following the
Merger:

NAME                            AGE          POSITION
----                            ---          --------

William D. Kirkland              45          President and CEO, Director
Peter van Praag                  47          CEO, Collexis Europe, Director
Mark S. Germain                  56          Director
Stephen A. Leicht                30          Vice President Sales
Edwin Adriaansen                 36          Chief Technology Officer
Bob Schijvenaars                 41          Chief Scientific Officer
Henk Buurman                     53          Vice President Strategy

                                     - 22 -

WILLIAM D. KIRKLAND - Mr. Kirkland completed his studies at the University of
South Carolina before a 20-year career of managerial and executive assignments throughout Pfizer and IBM. During this period, Mr. Kirkland ran multiple sales, business unit, operational, and product marketing teams. In his last assignment,
Mr. Kirkland ran the Business Consulting Services Sales division of IBM's Life
Sciences Business in the Americas. He serves on the boards of several industry organizations and groups throughout the United States. Mr. Kirkland is the CEO,
President and a Director of the Company.

MARK S. GERMAIN - Mr. Germain is the Managing Director of The Olmsted Group,
LLC, a merchant bank serving primarily the biotech and life sciences industries.
He has been involved as a founder, director, Chairman of the Board of, and/or investor in over twenty companies in the biotech field, and assisted many of them in arranging corporate partnerships, acquiring technology, mergers and acquisitions and financings. He graduated New York University School of Law in
1975, Order of the Coif, and practiced corporate and securities law before leaving for the private sector in 1986. Since then, and until he entered the biotech field in 1991, he served in senior executive capacities, including as president of a public company sold in 1991. Among the public biotech companies
Mr. Germain is a director of Wellford Real Properties, Inc. and chairman of its audit committee and a director of Stem Cell Innovations, Inc.. Mr. Germain is a consultant to the Company and serves on its Board of Directors.

STEPHEN A. LEICHT - After completing his Business Degree at Bucknell University in Pennsylvania, Mr. Leicht founded, ran, and sold International
Telecommunications Distributors, acting as Chairman and CEO until late 2001.
After the sale, he completed his MBA at Pennsylvania State University as the
President of his class. He spent the 5 following years in roles of increasing responsibility within IBM's Sales and Distribution organization before joining
Collexis in early 2006. In his current assignment, he leads the strategy, planning, and execution of Collexis's Americas Business. He serves on boards and advisory committees for several companies and industry groups. .Mr. Leicht is the Vice President of Sales for the Company with global responsibilities.

PETER VAN PRAAG - After studying Chemistry. Mr. van Praag started his career in
1984 in the information technology ("IT") business. Since then, he has been responsible for complex IT development and implementation projects, mostly in the health care sector. He also worked as a consultant for CMG and RAET. In 1991 he founded the software house VPI, which developed specialized applications for the healthcare industry and became a market leader in the Netherlands. After he sold this company to Fujitsu/ICL, he worked at Fujitsu in Maarssen, the
Netherlands as division director. Mr. Van Praag is the CEO of Collexis Europe and also focuses on company acquisitions. He is a co-founder of Collexis and a member of the Company's Board of Directors

BOB SCHIJVENAARS- Dr. Schijvenaars studied Astronomy and Computer Science at
Leiden University. Research projects there involved signal analysis, image processing and pattern recognition. His PhD work at the Erasmus University focused on automated interpretation of electrocardiograms (EKG's), where he studied the effects of chest electrode displacements on the EKG and found ways to take this variability into account. He played a major role in transferring the interpretation software to companies licensing it. In 2001 he was part of the organizing

                                     - 23 -

committee of the yearly conference of the "International Society for
Computerized Electrocardiology. Dr. Schijvenaars is the Chief Scientific Officer
for the Company.

EDWIN ADRIAANSEN- Mr. Adriaansen studied Informatics at the Hogeschool Eindhoven in the Netherlands. He has over ten years of professional software development and project management experience at amongst others ICL in Maarssen, leading teams of up to 50 persons. He has served in various roles including Project
Manager Software Development, Implementation Consultant, CTO and COO. Mr.
Adriaansen is the Chief Technology Officer for the Company.

HENK BUURMAN- Mr. Buurman studied Dutch at the University of Amsterdam and in
1975 started his career abroad, as a journalist in Surinam. From 1980-1983 Mr.
Buurman was a scientific assistant at the University of Amsterdam. In 1983 he started working as a teacher at secondary school and higher vocational education levels. In the meantime he also founded and managed a chain of 8 stores specialized in baby goods until 1992. Mr. Buurman began his career in the IT business as a sales consultant at ICL in Maarssen in 1988. During the 11 years at ICL his responsibilities progressed from sales consultant to division director. In 1999 he became managing director of Sonera in the Netherlands and senior vice president of Sonera worldwide. He has also been chairman of the VDBS from 1990 onwards. He is a co-founder of Collexis. Mr. Buurman is the Vice
President of Strategy for the Company.

Mr. Kirkland and Mr. Leicht and each have 3-year employment agreements for their positions identified above for terms beginning on January 15, 2006 in the case of Mr. Kirkland and February 1, 2006 in the case of Mr. Leicht. The agreements provide for annual base salaries of $250,000 for Mr. Kirkland and $150,000 for
Mr. Leicht with the right to participate an annual executive bonus pool based on performance and in the sole discretion of the Board of Directors. Under the employment agreements, Mr. Kirkland and Mr. Leicht have been granted 3-year options to purchase 2,920,000 shares of Common Stock for $.10 per share in the case of Mr. Kirkland and 1,000,000 shares of Common Stock for $.10 per share and
300,000 shares of Common Stock for $.75 per share in the case of Mr. Leicht.
These options vest in equal quarterly installments at the end of each quarter over the 3-year period beginning February 1, 2006 (or November 1, 2006 in the case of Mr. Leicht's grant of options on 300,000 shares at $.75 per share). The employment agreements provide for annual vacations of three weeks and participation in all benefit plans available to executives of the Company. The agreements provide that they may be terminated for cause, which is defined to include indictment for a felony or any crime involving moral turpitude or that involves dishonesty or willful misconduct and that is injurious to the Company;
substance abuse; failure to follow proper directives of the Company that are within the scope of the executive's duties or to perform at an acceptable level;
failure to comply with material employment policies and practices of the
Company; breach of the duty of confidentiality to the Company; excessive absence; and misconduct that could bring discredit to the Company.

      Mr. van Praag and Mr. Buurman each entered into an employment agreement with Collexis, effective upon completion of the Merger, to replace management contracts that companies they control had with Collexis. These management contracts are described in Item 5.01, and the descriptions are incorporated herein by reference. The agreements provide that Mr. van Praag and Mr. Buurman are hired on a full-time basis as CEO Collexis Europe and Vice President
Strategy, respectively for three-year terms. They will each receive salaries of
(euro)15,000

                                     - 24 -

(approximately $19,500 at current exchange rates) per month and be eligible to receive an annual bonus based on performance and in the sole discretion of the
Company's Board of Directors, taking into account bonus awards to other members of senior management. The agreements memorialize the grants to each of Mr. van
Praag and Mr. Buurman of options on January 31, 2006 to purchase 1,000,000 shares of Common Stock for $.10 per share, as adjusted for the Merger. These options vest ratably each month over three years commencing January 31, 2006.
The agreements provide that Mr. van Praag and Mr. Buurman may be terminated by
Collexis without further liability only for compelling cause or urgent cause under Dutch law.

      Mr. Germain has certain consulting arrangements with the Company that are described in Item 5.01, and the description is incorporated herein by reference.

Executive Compensation

      The following sets forth information for the three most recently completed fiscal years concerning the compensation of (i) the Chief Executive Officer and
(ii) all other executive officers who earned in excess of $100,000 in salary and bonus in the fiscal year ended December 31, 2006.

                           SUMMARY COMPENSATION TABLE

                                                       Long Term Compensation
                                              ----------------------------------------
                             Annual
                          Compensation        Restricted    Securities        All
                         ---------------        Stock       Underlying       Other
Name and Principal               Salary        Award(s)      Options      Compensation
Position                 Year      ($)          ($)(1)         (#)            ($)
-------------------      ----    -------      ----------    ----------    ------------

William D. Kirkland      2006    250,000          --         2,920,000         --
                         2005         --          --                --         --
                         2004         --          --                --         --

Stephen A.  Leicht       2006    150,000          --         1,300,000         --
                         2005         --          --                --         --
                         2004         --          --                --         --

Peter van Praag          2006    273,000          --         1,000,000         --
                         2005    234,000          --                --         --
                         2004    195,000          --                --         --

Henk Buurman             2006    273,000          --         1,000,000         --
                         2005    234,000          --                --         --
                         2004    195,000          --                --         --

                                     - 25 -

Outstanding Equity Awards

      Prior to the Merger, Collexis had granted stock options to executives, directors, employees and consultants which, upon the Merger, became options to purchase 19,356,120 shares of Common Stock for prices ranging from $.10 per share to $.75 per share. These include options to the executive officers of the
Company as follows:

       Name                   Number of Shares                 Price Per Share
       ----                   ----------------                 ---------------
William D. Kirkland               2,920,000                         $.10
Stephen A. Leicht                 1,000,000                          .10
Stephen A. Leicht                   300,000                          .75
Peter van Praag                   1,000,000                          .10
Henk Buurman                      1,000,000                          .10
Bob Schijvenaars                  1,030,000                          .10
Edwin Adriaansen                  1,000,000                          .10

ITEM 5.06   CHANGE IN SHELL COMPANY STATUS.

      As a result of the Merger, as described in Item 2.01 of this Current
Report on Form 8-K, the description of which is hereby incorporated into this
Item, the Company, which was theretofore a shell company within the meaning of
Rule 12b-2 under the Securities Exchange Act of 1934, as amended, ceased being such an entity.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements

      Annexed hereto as Exhibit 99.1 are the audited financial statements for
Collexis as at December 31, 2005 and for the years then ended and unaudited financial statements for Collexis as at September 30, 2006 and September 30,
2005 and for the periods then ended.

(b)   Exhibits

Exhibit     Description
-------     -----------

10.1.       Agreement and Plan of Merger between Technology Holdings, Inc. and
            Collexis Holdings, Inc. dated February 13, 2007

10.2        Employment Agreement of William Kirkland

10.3        Employment Agreement of Peter van Praag

                                     - 26 -

10.4        Employment Agreement of Henk Buurman

10.5        Employment Agreement of Stephen Leicht

10.6        Form of Executive Option Agreement

99.1.       Financial Statements of Collexis B.V.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2007

                                        COLLEXIS HOLDINGS, INC.

                                        By: /s/ WILLIAM D. KIRKLAND
                                            -------------------------
                                        Its:  Chief Executive Officer

                                     - 27 -

                                  EXHIBIT INDEX

Exhibit     Description
-------     -----------

10.1.       Agreement and Plan of Merger between Technology Holdings, Inc. and
            Collexis Holdings, Inc. dated February 13, 2007

10.2        Employment Agreement of William Kirkland

10.3        Employment Agreement of Peter van Praag

10.4        Employment Agreement of Henk Buurman

10.5        Employment Agreement of Stephen Leicht

10.6        Form of Executive Option Agreement

99.1.       Financial Statements of Collexis B.V.

                                     - 28 -